Press Release #201509	FOR IMMEDIATE RELEASE	April 1, 2015

Enertopia Announces Corporate Update

VANCOUVER, BC – Enertopia Corporation (ENRT-OTCQB) (TOP-CSE) (the "Company" or "Enertopia") is pleased to announce V-LoveTM is currently in commercial production and will be available in stores in Canada before the end of May 2015.

The Company received independent third party testing for V-LoveTM being safe with latex condoms. “We are excited about the look of the V-Love package design and in great anticipation of the launch to be announced in the coming weeks,” stated President / CEO, Robert McAllister.

With the roll-out of V-Love TM over the next 45 days, the Company will be updating its corporate website with information on the finished product images and where V-LoveTM will be available for purchase.

The Company will be providing a monthly listing of events of where and when the Company will be offering educational seminars on sexual health and the Company’s product V-LoveTM. All events and seminars will be posted on the Company’s website www.enertopia.com.

Canadian Medical Marijuana Update:

Over the past 12 months the Canadian Medical Marihuana program (MMPR) has come into being. As of February 19, 2015 a total of 26 licenses under the MMPR have been issued by Health Canada to either grow and or grow cultivate and sell medical marihuana to Canadian medical marihuana patients.

On March 23, 2015 the Supreme Court of Canada started hearing the Owens vs. the Crown court case dealing with extracts in Canada and how this could be resolved under the MMPR.

At the time of this press release no decision had been handed down with respect to the status of the rulings and the positive or negative impact for the MMAR or MMPR license holders and applicants. The Company will keep shareholders updated in a timely fashion when the court decisions have been delivered and their possible impact is known.

The Company is in constant contact with Health Canada as it continues to move its MMPR Burlington application forward. The Green Canvas JV has passed its one year anniversary date and both parties are discussing how to move forward taking in account the above Supreme Court of Canada court cases that are ongoing.

“The Company will provide further updates as details become known.” Stated President / CEO Robert McAllister

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President: (250) 765-6412 This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its medical marihuana projects, evaluation and sale of sexual creams and other items, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that Enertopia or its joint venture partners will be successful in being granted a MMPR license or the V-LoveTM sexual gel will have any meaningful impact on the Company or the Company will be able to obtain future financings.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release